                                                                   Exhibit 10.22

Vulcan Ventures, Inc.
September 21, 1999
Page 1

                                    [Charter Communications Letterhead]




                                            September 21, 1999


Via Facsimile and Regular Mail

Vulcan Ventures Inc.
110 - 110th Avenue, N.E., Suite 550
Bellevue, Washington  98004

         Re:      Vulcan Right of Access to Charter Digital Channel Capacity

Gentlemen:

         This letter confirms that, in consideration of the agreement by Vulcan Ventures Incorporated ("Vulcan") and its affiliates to invest at least $1.325 Billion in Charter Communications, Inc., Charter Investment, Inc. and Charter Communications Holding Company, LLC (collectively "Charter") (the receipt of a portion of which is hereby acknowledged), Charter has agreed to provide Vulcan with exclusive rights to access sufficient megahertz of channel capacity for carriage of up to eight (8) digital cable television programming services or channels ("Services") on each of the digital cable television systems with local control of the digital product (and, to the extent such access can be provided with respect to systems with national control of the digital product without substantial incremental cost to Charter, then with respect to such systems as well) now or hereafter owned, operated, controlled or managed by Charter and its present and future subsidiaries and affiliates (the "Systems") that have a capacity of 550 MHZ or more. To the extent any Systems have a capacity of less than 550 MHZ, but do offer digital services or channels, Vulcan shall have comparable rights to such Systems but the number of Services shall be equitably reduced to provide proportional usage comparable to that provided with respect to larger Systems.

         Vulcan's access to Charter's digital channel capacity hereunder shall be for an initial term of ten (10) years from the date of this letter agreement, which initial term shall successively extend annually on each anniversary date of this letter commencing September 21, 2000 for an additional period of one (1) year (so that the remaining term will again be ten (10) years), unless either Charter or Vulcan gives written notice of non- extension to the other not less than sixty (60) days before each such anniversary date.





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Vulcan Ventures, Inc.
September 21, 1999
Page 2

         The Services may consist of any programmed television services or channels owned, controlled and/or operated by any affiliate of Vulcan, or by any other entity in which Vulcan has made an investment or in which Vulcan has any ownership interest, as Vulcan shall designate, and all other television programming content of every kind and nature designated by Vulcan, regardless of the owner thereof.

         Charter agrees that, upon the receipt of a written request from Vulcan, it shall commence good faith negotiations with any programmer of a Service designated by Vulcan (each a "Vulcan Designated Programmer") to attempt to reach a comprehensive programming agreement. Each such programming agreement shall contain a provision which requires Charter to pay the Vulcan Designated Programmer a fee per digital subscriber which is comparable to the price paid by MSO's of similar size to such Vulcan Designated Programmer for the same Service. In addition, Charter shall have most favored nations status under each such programming agreement (the "MFN Right").

         In the event that Charter and/or any designated Vulcan Designated Programmer fail to reach a definitive programming agreement within ninety (90) days of the date of Vulcan's written request, then Charter and Vulcan Designated Programmer shall promptly enter into a programming agreement reflecting the terms agreed upon by the parties and otherwise on the standard terms and conditions of the Vulcan Designated Programmer relating to the Service for MSO's of similar size and subject to Charter's MFN Right.

         Charter agrees to cause each of its present and future subsidiaries and affiliates that now or hereafter owns, operates, controls or manages any Systems to agree in writing to be bound by all of the terms of this letter agreement.





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Vulcan Ventures, Inc.
September 21, 1999
Page 3
         We look forward to working to assist Vulcan with its right to access Charter channel capacity as described in this letter agreement.

                              Very truly yours,

                              CHARTER COMMUNICATIONS, INC.

                              By:      /s/ Curtis S. Shaw
                                       ----------------------------
                                       Curtis S. Shaw
                                       Senior Vice President & General Counsel

                              CHARTER INVESTMENT, INC.

                              By:      /s/ Curtis S. Shaw
                                       ----------------------------
                                       Name:  Curtis S. Shaw
                                       Title: Senior Vice President

                              CHARTER COMMUNICATIONS HOLDING
                                       COMPANY, INC.

                              By:      /s/ Curtis S. Shaw
                                       ----------------------------
                                       Name:  Curtis S. Shaw
                                       Title: Senior Vice President



Agreed to:

VULCAN VENTURES INC.

By:   /s/ William D. Savoy
      -------------------------
William D. Savoy, Vice President